UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2020, Helios Technologies, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has named Tricia L. Fulton, the Company’s Chief Financial Officer, as Interim President and Chief Executive Officer, effective immediately. In addition, the Company announced that Philippe Lemaitre transitioned from Chairman of the Board to the newly established position of Independent Executive Chairman, effective immediately.  The Board has initiated a comprehensive search process to identify a permanent successor to Ms. Fulton in her capacity as Interim President and Chief Executive Officer. This process will review both internal and external candidates.

Ms. Fulton succeeds Wolfgang H. Dangel, who has separated from Helios (both as a member of the Board of Directors and an executive officer) following the Board’s determination that he violated Company policy, demonstrated behavior that was inconsistent with the Company’s core values and Code of Business Conduct and Ethics, and also exhibited poor judgment involving a consensual relationship with an employee. The violation of the Company policy referenced above did not involve financial misconduct or otherwise jeopardize the integrity of the Company’s financial systems or controls.

In connection with Mr. Dangel’s separation, the Company and Mr. Dangel have entered into a Separation Agreement dated April 5, 2020 (the “Separation Agreement”), a copy of which is attached hereto as Exhibit 10.1, under which the Company will pay Mr. Dangel the same compensation to which he was entitled under the Executive Officer Severance Agreement  he entered into with the Company effective June 14, 2019 (the “Severance Agreement”).  In lieu of continuing medical and healthcare benefits initially provided for under the Severance Agreement, Mr. Dangel will receive a cash amount that includes reimbursement for the cost of his German health insurance. Mr. Dangel is subject to confidentiality restrictions and restrictive covenants under previously executed equity award and other agreements for a 12-month period.  Pursuant to the terms of the Separation Agreement, Mr. Dangel has been given until April 12, 2020 to revoke the Separation Agreement in writing in its entirety (the “Revocation Period”).  The Separation Agreement will not become effective or enforceable until the Revocation Period has expired.  If Mr. Dangel revokes the Separation Agreement, he will not receive the compensation and benefits contemplated by the Separation Agreement.

On April 9, 2020, the Company issued a press release in connection with foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1*	Separation Agreement dated April 5, 2020

99.1	Press release dated April 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: April 9, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)